SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2007

YOUNG INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)
MISSOURI

(State or other jurisdiction of incorporation)

000-23213	43-1718931

(Commission File Number)	(I.R.S. Employer Identification Number)

13705 Shoreline Court East, Earth City, MO	63045

(Address of principal executive offices)	(Zip Code)
(314) 344-0010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d)  On February 16, 2007, the Compensation Committee of the Board of Directors of Young Innovations, Inc. (“Young”) issued (i) an aggregate of 125,200 shares of restricted stock ("Restricted Stock Grants") and (ii) options to purchase an aggregate of 93,300 shares of common stock ("Option Grants"), to certain employees. The following named executive officers received grants of restricted stock as set forth below:

Name and Title	No. of Shares of Restricted Stock	Vesting Period

Alfred B. Brennan Chief Executive Officer	40,000	5 years (20% vests on each anniversary of grant date)
	17,200	3 years (one-third vests on each anniversary of grant date)
Arthur L. Herbst, Jr. President	40,000	5 years (20% vests on each anniversary of grant date)
	17,200	3 years (one-third vests on each anniversary of grant date)
Christine R. Boehning Vice President and Chief Financial Officer	1,700	3 years (one-third vests on each anniversary of grant date)
Daniel J. Tarullo Vice President	1,700	3 years (one-third vests on each anniversary of grant date)

The Restricted Stock Grants accelerate in full upon a change of control. The Restricted Stock Grants are evidenced by an agreement in the form of the Restricted Stock Agreement filed as Exhibit 10.1 to this report.

All of the Option Grants have an exercise price of $29.15 per share which represents the closing price of our common stock on February 16, 2007 as reported on Nasdaq. The options were granted as compensation for employment. Ms. Boehning and Mr. Tarullo each received options to purchase 6,700 shares of common stock. These options will vest and become exercisable 33 1/3% on each anniversary of the date of grant, so that the options shall be fully vested on the third anniversary of the date of grant. All of the above options will accelerate in full upon a change of control. The options granted to the officers and employees are evidenced by an agreement in the form of the Stock Option Grant Notice and Stock Option Agreement filed as Exhibit 10.2 to this report.

The form of the Restricted Stock Agreement and Stock Option Grant Notice and Stock Option Agreement filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report are the forms to be used for all restricted stock and options granted under our 2006 Long-Term Incentive Plan.

On February 16, 2007, the Compensation Committee approved the payment of retention bonuses to Alfred E. Brennan, Chief Executive Officer, and Arthur L. Herbst, Jr., President, of $450,000 and $360,000, respectively, with respect to their provision of services during the initial term of the employment agreements entered into with each of them on January  31, 2007. The retention bonuses are evidenced by the agreements filed as Exhibits 10.3 and 10.4, respectively. With respect to Mr. Brennan's retention bonus and pursuant to his agreement, in the event his employment agreement is terminated for any reason or he terminates employment for any reason, Mr. Brennan must immediately return to the Company the pro rata portion of the retention bonus based on the number of months remaining between the termination date and the end of the initial term of his employment agreement. Mr. Herbst's agreement provides that his retention bonus be paid as follows: $120,000 on each of December 15, 2007, December 15, 2008 and December 15, 2009; provided Mr. Herbst is employed by the Company on the particular payment date.

The summary of the agreements described above is qualified in its entirety by reference to the agreements attached as Exhibits 10.3 and 10.4 and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
Exhibit Number	Description
10.1	Form of Restricted Stock Agreement
10.2	Form of Stock Option Grant Notice and Stock Option

10.3	Alfred E. Brennan Retention Bonus Agreement dated February 22, 2007
10.4	Arthur L. Herbst, Jr. Retention Bonus Agreement dated February 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNG INNOVATIONS, INC.
By:	/s/ Christine Boehning

Christine Boehning
Vice President and Chief Financial Officer

Dated: February 20, 2007

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